OLD MUTUAL FUNDS II
AMENDMENT TO EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT dated November 16, 2010 to the Expense Limitation Agreement dated January 23, 2008, as amended (the “Expense Limitation Agreement”), by and between Old Mutual Funds II (“OMF II”) on behalf of its series portfolios (the “Funds”) and Old Mutual Capital, Inc., shall be as follows:

WHEREAS, the parties wish to extend the term of the Expense Limitation Agreement pursuant to Paragraph 3 of the Expense Limitation Agreement.

NOW THEREFORE, the parties agree as follows:

1.	The Expense Limitation Agreement with respect to the Old Mutual Focused Fund shall continue in effect through July 31, 2014.

2.	The Expense Limitation Agreement with respect to all other Funds shall continue in effect through December 31, 2012.

3.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Expense Limitation Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

	OLD MUTUAL FUNDS II		OLD MUTUAL CAPITAL, INC.

By:	/s/ Robert T. Kelly	By:	/s/ Mark E. Black
Name:	Robert T. Kelly	Name:	Mark E. Black
Title:	Treasurer	Title:	Chief Financial Officer

SCHEDULE A
TO
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED JANUARY 23, 2008

(CLASS A SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.45%	0.90%	1.35%
Old Mutual Barrow Hanley Value Fund	0.35%	0.85%	1.20%
Old Mutual Focused Fund	0.40%	0.80%	1.20%
Old Mutual Heitman REIT Fund	0.55%	0.95%	1.50%
Old Mutual Large Cap Growth Fund	0.35%	0.90%	1.25%
Old Mutual Strategic Small Company Fund	0.53%	1.02%	1.55%
Old Mutual TS&W Mid-Cap Value Fund	0.40%	1.00%	1.40%
Old Mutual TS&W Small Cap Value Fund	0.40%	1.10%	1.50%

Fixed Income Funds
Old Mutual Cash Reserves Fund	0.35%	0.20%	0.55%
Old Mutual Dwight Intermediate Fixed Income Fund	0.33%	0.50%	0.83%
Old Mutual Dwight Short Term Fixed Income Fund	0.42%	0.53%	0.95%

SCHEDULE B
TO
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED JANUARY 23, 2008

(CLASS C SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Fixed Income Funds
Old Mutual Dwight Intermediate Fixed Income Fund	1.08%	0.50%	1.58%
Old Mutual Dwight Short Term Fixed Income Fund	0.92%	0.53%	1.45%

SCHEDULE C
TO
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED JANUARY 23, 2008

 (CLASS Z SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.20%	0.90%	1.10%
Old Mutual Barrow Hanley Value Fund	0.10%	0.85%	0.95%
Old Mutual Focused Fund	0.15%	0.80%	0.95%
Old Mutual Heitman REIT Fund	0.30%	0.95%	1.25%
Old Mutual Large Cap Growth Fund	0.10%	0.90%	1.00%
Old Mutual Strategic Small Company Fund	0.28%	1.02%	1.30%
Old Mutual TS&W Mid-Cap Value Fund	0.12%	1.00%	1.12%
Old Mutual TS&W Small Cap Value Fund	0.15%	1.10%	1.25%

Fixed Income Funds
Old Mutual Cash Reserves Fund	0.10%	0.20%	0.30%
Old Mutual Dwight Intermediate Fixed Income Fund	0.08%	0.50%	0.58%
Old Mutual Dwight Short Term Fixed Income Fund	0.17%	0.53%	0.70%

SCHEDULE D
TO THE
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED JANUARY 23, 2008

(INSTITUTIONAL CLASS SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.00%	0.90%	0.90%
Old Mutual Barrow Hanley Value Fund	0.00%	0.85%	0.85%
Old Mutual Focused Fund	0.00%	0.80%	0.80%
Old Mutual Heitman REIT Fund	0.00%	0.95%	0.95%
Old Mutual Large Cap Growth Fund	0.00%	0.90%	0.90%
Old Mutual Strategic Small Company Fund	0.03%	1.02%	1.05%
Old Mutual TS&W Mid-Cap Value Fund	0.00%	1.00%	1.00%
Old Mutual TS&W Small Cap Value Fund	0.00%	1.10%	1.10%

Fixed Income Funds
Old Mutual Barrow Hanley Core Bond Fund	0.00%	0.70%	0.70%
Old Mutual Cash Reserves Fund	0.00%	0.20%	0.20%
Old Mutual Dwight High Yield Fund	0.00%	0.80%	0.80%
Old Mutual Dwight Intermediate Fixed Income Fund	0.00%	0.50%	0.50%
Old Mutual Dwight Short Term Fixed Income Fund	0.02%	0.53%	0.55%
Old Mutual US Government Money Market Fund	0.00%	0.20%	0.20%
Old Mutual US Treasury Money Market Fund	0.00%	0.20%	0.20%